EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-148996, 333-104507, and 333-132148 of Xcel Energy Inc. on Form S-8 of our report dated June 27, 2008, appearing in this Annual Report on Form 11-K of the Xcel Energy 401(k) Savings Plan for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

June 27, 2008